                                                                   EXHIBIT 10.64

                       ASSIGNMENT OF PURCHASE AGREEMENT
                      AND DEVELOPMENT MANAGEMENT AGREEMENT


          This Assignment of Purchase Agreement and Development Management Agreement ("Agreement") is made and entered into as of this ____ day of October, 1997 by and between G&L Realty Partnership, L.P., a Delaware limited partnership ("Assignee"), Centrium Associates, LLC, a California limited liability company ("Assignor") and M&Z Aliso Associates, LLC, a California limited liability company ("M&Z").

                                    RECITALS

            A. Assignor and Mission Viejo Company, a California corporation ("Seller"), have entered into that certain Purchase and Sale Agreement with Escrow Instructions made and effective as of May 1, 1997, which has been amended by a First Amendment effective August 15, 1997, a Second Amendment effective August 20, 1997, and a Third Amendment effective September ___, 1997 (collectively, the "Purchase Agreement") for the real property ("Property") described therein. Assignor has entered into a lease ("Lease") with Pier 1 Imports (U.S.), Inc., a Delaware corporation ("Pier 1"), whereby Assignor will construct on the Property and lease to Pier 1 a building ("Building") of approximately 9100 sq. ft. for an initial term of ten years.

            B. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same meanings as provided in the Purchase Agreement.

            C. Assignor desires to assign all of its rights under the Purchase Agreement (including the Deposit), the Lease, the Contracts (hereinafter defined), and all Property Documents (hereinafter defined) (collectively, the "Transferred Rights") to Assignee and Assignee desires to accept such assignment and assume all the obligations of Assignor under the aforesaid agreements ("Property Agreements"), all in accordance with the terms of this Agreement.

            D. Assignee also desires that M&Z manage the development of the Building, as Assignee's representative, following the assignment of Transferred Rights and be compensated therefor as provided herein.

                                   AGREEMENT

          NOW, THEREFORE, for good and valuable "Transferred Rights", the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1.  Assignment and Assumption.  Assignor hereby assigns, sells,
                -------------------------
transfers, sets over, and delivers unto Assignee the Transferred Rights and Assignee hereby accepts such assignment and assumes all of the obligations of Assignor under the Property Agreements. Assignor and Assignee shall execute separate assignments of such Property Agreements if necessary.

          2.  Subject to.  This Agreement is contingent upon Assignor obtaining
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and delivering to Assignee a written instrument ("Consent") executed by Seller
(i) consenting to the assignment of the Purchase Agreement, (ii) confirming there are no defaults under the Purchase Agreement, and (iii) confirming the amount of the deposits pursuant to the Purchase Agreement.

            3.  Consideration.  In consideration for the assignment of
                -------------
Transferred Rights, Assignee agrees to engage M&Z, effective as of the date of this Agreement, as Assignee's representative for the purpose of overseeing the construction of the Building by Assignee's general contractor in accordance with the requirements of the Purchase Agreement and the Lease (the "Project"), as provided below.

            4.  Development Management.  M&Z agrees to act as Assignee's
                ----------------------
representative for the purpose of overseeing the construction of the Building by Assignee's general contractor in accordance with the requirements of the Purchase Agreement and the Lease in consideration of the following:

                 (a)  Monthly Payments.  Effective November 1, 1997, Assignee
                      ----------------
shall pay to M&Z, without deduction, the sum of $2,500.00 per month, regardless of the number of hours actually expended by M&Z in rendering services for the Project, and Assignee shall continue to make such monthly payments to M&Z until M&Z has been paid a total of 5% of the hard costs of construction of the Project. As used herein, "hard costs" shall include the costs and fees of the general contractor and the costs of the building shell, tenant improvements, site preparation, landscaping, and site electrical, telephone, and lighting (excluding, however, any reimbursements to Mission Viejo Company under the Purchase Agreement for sitework performed by Mission Viejo Company).

                 (b)  Incentive Payment.  In addition to the monthly payments
                      -----------------
described in Section 4(a) hereof, M&Z shall be entitled to receive an incentive payment of $50,000.00 payable upon the opening for business of Pier 1 provided that (i) the plans of the Building have been approved when and as required pursuant to the Lease, (ii) construction of the Building has been commenced within 150 days from the date of execution of the Lease, (iii) the Project has been completed within 330 days of the date of the Pier 1 Lease (subject to force majeure) and (iv) the total cost of construction of the Project, including labor, materials, permits, architectural and engineering fees, does not exceed $1,460,954 (excluding financing costs, legal fees, cost overruns which are a direct result of abnormally inclement weather, earthquakes or acts of God which create a substantial delay or a substantial increase in cost).

                 (c)  Expense Reimbursement.  In addition to the payment
                      ---------------------
provided in Sections 4(a) and 4(b) hereof, M&Z shall be entitled to be reimbursed for direct expenses incurred by M&Z in connection with the Project. Such direct expenses shall be limited to actual direct expenses paid by M&Z for the direct benefit of the Project and shall not include any amounts incurred by M&Z as a part of general overhead expense. Notwithstanding the foregoing, M&Z shall not be entitled to be reimbursed for any such direct expense which exceeds $1,000 unless M&Z first obtains Assignee's approval for such expense.

                 (d)  Termination.  Assignee may terminate M&Z's engagement, in
                      -----------
writing effective upon the date such writing is sent, if at any time M&Z fails to perform its obligations hereunder within ten (10) days of receipt of written notice from Assignee. M&Z's engagement hereunder may not be terminated by Assignee for any other reason without the written consent of M&Z.

            5.  Contracts.  Assignor has heretofore entered into certain
                ---------
contracts ("Contracts") in connection with the Building, as listed on Exhibit "A", attached hereto and incorporated herein, which Contracts are assigned to and assumed by Assignee pursuant to Section 1 hereof.

            6.  Representations of Assignor.  Assignor hereby represents and
                ---------------------------
warrants to Assignee as follows, which representations and warranties shall survive the execution of this Agreement:

                 (a)  Authority.  Assignor has the full power and authority to
                      ---------
enter into this Agreement, to carry out and perform all the obligations of Assignor under this Agreement, and the execution, performance, and delivery of this Agreement by Assignor has been fully authorized by all requisite action on the part of Assignor.

                 (b)  Purchase Agreement.  The Purchase Agreement sets forth all
                      ------------------
of the understandings and agreements between Seller and Assignor with respect to the Property and there are no amendments, modifications, or supplements, written or oral, other than as set forth in the Purchase Agreement.

                 (c)  No Default.  There is no default by Seller or Assignor
                      ----------
under the terms of the Purchase Agreement.

                 (d)  Deposits.  Assignor has made all deposits required under
                      --------
the Purchase Agreement.

                 (e)  Closing Date.  The date for Close of Escrow under the
                      ------------
Purchase Agreement is to be no later than October 24, 1997.

                 (f)  Purchase Price.  The Purchase Price of the Property under
                      --------------
the Purchase Agreement is $564,200.00.

                 (g)  Title.  Title to the Property is subject only to the
                      -----
Permitted Exceptions.

                 (h)  Property Documents.  Assignor has delivered to Assignee
                      ------------------
copies of all reports, inspections and other materials ("Property Documents") in Assignor's possession which contain information material to an understanding of the Property.

                 (i)  Lease.  Assignor has entered into the Lease with Pier 1
                      -----
for the Building. The Lease is a valid and binding obligation of Pier 1 and Assignor, and is in full force and effect.

                 (j)  Construction Costs.  The total cost to construct the
                      ------------------
planned improvements on the Property, including satisfying all of the construction obligations of Landlord under the Lease and of the Buyer under the Purchase Agreement, including, without limitation, the cost of labor and materials, permits and fees (both governmental and professional fees) shall not exceed the sum of $1,460,954 (excluding financing costs, legal fees, cost overruns which are a direct result of abnormally inclement weather, earthquakes, or acts of God which create a substantial delay or a substantial increase in cost) (the "Maximum Construction Cost").

                 (k) General Representation. No representation, warranty, or
                     ----------------------
statement of Assignor in this Agreement, or any document, certificate, or schedule prepared by Assignor and furnished by

Assignor as a part hereof contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

            7.  Representations of M&Z.  M&Z hereby represents and warrants to
                ----------------------
Assignee as follows, which representations and warranties shall survive the execution of this Agreement:

                 (a)  Authority.  M&Z has the full power and authority to enter
                      ---------
into this Agreement, to carry out and perform all the obligations of M&Z under this Agreement, and the execution, performance, and delivery of this Agreement by M&Z has been fully authorized by all requisite action on the part of M&Z.

                 (b)  Construction Costs.  The total cost to construct the
                      ------------------
planned improvements on the Property, including satisfying all of the construction obligations of Landlord under the Lease and of the Buyer under the Purchase Agreement, including, without limitation, the cost of labor and materials, permits and fees (both governmental and professional fees) shall not exceed the Maximum Construction Cost.

                 (c)  General Representation.  No representation, warranty, or
                      ----------------------
statement of M&Z in this Agreement, or any document, certificate, or schedule prepared by M&Z and furnished by M&Z as a part hereof contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

            8.  Indemnification.  In the event the total cost to construct the
                ---------------
planned improvements on the Property exceed the Maximum Construction Costs, Assignor and M&Z shall, jointly and severally indemnify, defend and hold Assignee from and against any and all such excess and shall promptly pay the amount of such excess when and as required to complete the construction of the Building and related improvements pursuant to the Lease.

            9.  Representation of Assignee.  Assignee hereby represents and
                --------------------------
warrants to Assignor and M&Z that Assignee has the full power and authority to enter into this Agreement, to carry out and perform the obligations of Assignee under this Agreement, and the execution, performance, and delivery of this Agreement by Assignee has been fully authorized by all requisite action on the part of Assignee. This representation and warranty shall survive the execution of this Agreement.

            10.  No Broker.  Each party warrants to each other party that no
                 ---------
broker can properly claim a right to a commission or finder's fee based upon contracts between the claimant and the warranting party with respect to the other party. Each party indemnifies, defends, and holds each other party from and against any loss, cost, or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder with respect to this Agreement resulting from the indemnifying party's actions.

            11.  Miscellaneous.
                 -------------

                 (a)  Notices.  All notices or other communications required or
                      -------
permitted hereunder shall be in writing, and shall be personally delivered (including by means of professional messenger service) or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon the date of receipt thereof. (Notice of change of address shall be given by written notice in the manner detailed in this Section.)

          To Assignee:    G & L Realty Partnership
                          439 North Bedford Drive
                          Beverly Hills, California 90210
                          Attention: Joseph Carroll

          To Assignor:    Centrium Associates, LLC
                          1332 Park View Avenue, Suite 101
                          Manhattan Beach, CA 90266

          To M&Z:         M&Z Aliso Associates, LLC
                          c/o Centrium Associates, LLC
                          1332 Park View Avenue, Suite 101
                          Manhattan Beach, CA  90266

                 (b)  Required Actions.  Each party agrees to execute all such
                      ----------------
instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the transactions herein contemplated.

                 (c)  Partial Invalidity.  If any term or provision of this
                      ------------------
Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                 (d)  Waivers.  No waiver of any breach of any covenant or
                      -------
provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

                 (e)  Successors and Assigns.  Assignee is acquiring the
                      ----------------------
Transferred Rights for its own account and does not intend to assign its rights under this Agreement; provided, however, Assignee reserves the right to assign its rights under this Agreement (i) to a partnership, limited liability company, or other entity which is owned or controlled by Assignee, or (ii) subject to the consent of Assignor and M&Z not to be unreasonably withheld, to any other person. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assignees of the parties hereto.

                 (f)  Confidentiality.  The terms of this Agreement shall be
                      ---------------
held in strict confidence by each party and shall not be disclosed to any third party except (i) as may be required by law, (ii) to prospective investors, lenders, attorneys, and other consultants of Assignee, and (iii) to the Seller for the purpose of obtaining the Consent.

                 (g)  Professional Fees.  In the event of bringing of any action
                      -----------------
or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements, or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all reasonable costs and expenses of the action or suit, including actual attorneys' fees, accounting fees, and engineering fees, and any other professional fees resulting therefrom.

                 (h)  Entire Agreement.  This Agreement is the final expression
                      ----------------
of and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented, or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm, or corporation other than the parties hereto.

                 (i)  Governing Law.  The parties hereto acknowledge that this
                      -------------
Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.


Assignee                                Assignor

    G & L Realty Partnership L.P.,         Centrium Associates, LLC,
    a Delaware limited partnership         a California limited liability company

    By:  G&L Realty Corp.,                 By: /s/ John Zahoudanis
            a Maryland corporation,           __________________________
            its general partner               John Zahoudanis, Manager


            By:______________________

            Its:______________________


M&Z

    M&Z Aliso Associates, LLC,
    a California limited liability company

    By:  Centrium Associates, LLC,
         a California limited liability company,
         Manager

         By: /s/ John Zahoudanis
            _________________________
            John Zahoudanis, Manager

    By:  MCC Capital Incorporated,
         a California corporation, Manager

         By: /s/ Michael McCarthy
            _________________________
            Michael McCarthy, President

                                  EXHIBIT "A"

1. Lease commission agreement for Pier 1 dated September 15, 1997 between Assignor and Grubb & Ellis.

2. Architectural services agreement for Pier 1 building dated September 2, 1997 between Assignor and Architects Orange.

3. Engineering Services Agreement for Pier 1 building dated as of October 10, 1997 between Assignor and Kleinfelder, Inc.